EXHIBIT 10.65
Redacted Version

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated December 31, 2007, is by and among (i) ArthroCare Corporation, a Delaware corporation (“Buyer”), (ii) DiscoCare, Inc., a Delaware corporation (the “Company”), and (iii) Jonathan Cutler, D.P.M., the sole stockholder of the Company (the “Seller” and, together with the Company, the “Seller Parties” and, together with Buyer, the “Parties”).

RECITALS

A. Seller owns all of the Company’s outstanding Common Stock, no par value per share (the “Shares”).

B. Buyer desires to purchase from Seller all of the Shares, and Seller desires to sell to Buyer all of the Shares, in accordance with this Agreement’s terms and conditions.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1
PURCHASE AND SALE OF SHARES

1.1 Purchase and Sale of Shares. On and subject to the terms and conditions of this Agreement, Buyer hereby purchases from Seller, and Seller hereby sells to Buyer, all of the Shares for the consideration specified in Section 1.2.

1.2 Purchase Price. The aggregate purchase price for the Shares (the “Purchase Price”) is $25,000,000. Buyer shall pay to the Seller the Purchase Price in cash, less the Escrow Amount (defined below), upon the execution and delivery of this Agreement by all Parties (the “Closing”). The date of the Closing shall hereinafter be referred to as the “Closing Date.”

1.3 Deliveries. On the Closing Date,

(a) Seller shall deliver, or caused to be delivered, to Buyer: (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), (ii) an officer’s certificate and a secretary’s certificate for the Company, each duly executed by the appropriate person, (iii) the resignation, effective as of the Closing, of each of the Company’s directors and officers, (iv) the consents set forth on Schedule 3.3, (v) the **** Agreement in the form attached hereto as Schedule 1.3(a); (vi) the Escrow Agreement (defined below), duly executed by Seller, (vii) an assignment of all of the Company’s Receivables which arose prior to **** (“Seller’s Receivables”), a list of which is attached as Schedule 4.5, to Seller and (viii) other documents as mutually agreed to by the Parties.

(b) Buyer shall deliver, or cause to be delivered, to the Seller: (i) the Purchase Price in cash, less the Escrow Amount payable by wire transfer of immediately available funds, (ii) an officer’s certificate and assistant secretary’s certificate for Buyer, each duly executed by the appropriate person, (iii) the Escrow Agreement, duly executed by Buyer, (iv) the Release Agreement in the form attached hereto as Schedule 1.3(a); and (v) other documents as mutually agreed to by the Parties.

(c) Buyer shall pay the Escrow Amount (as defined in Section 5.6) to the Escrow Agent in cash payable by wire transfer of immediately available funds.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

2.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements contained in this Section 2.1 are correct and complete on the Closing Date.

(a) Power and Authority; Enforceability. Seller has the requisite competence and authority to execute and deliver this Agreement, each writing executed or delivered in connection with this Agreement and each amendment or supplement to any of the foregoing (including this Agreement, the “Transaction Documents”) to which Seller or any of Seller’s Affiliates (as defined below) is a party, and to perform and to consummate the transactions contemplated hereby and thereby (the “Transactions”). Each Transaction Document to which a Seller Party is a party has been duly executed and delivered by such Seller Party, and is enforceable against such Seller Party in accordance with its terms except as such enforceability may be subject to the effects of bankruptcy, insolvency, moratorium or other Laws relating to or affecting the rights of creditors and remedies and general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (the “Enforceability Exception”). An “Affiliate” of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b) No Violation; Necessary Approvals. Except as listed on Schedule 2.1, the execution and the delivery by Seller of this Agreement and the other Transaction Documents to which Seller is a party, the performance by Seller of Seller’s obligations hereunder and thereunder, and the consummation of the Transactions by Seller will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of any material benefit or right under or acceleration of performance of any obligation required under any (A) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority (“Law”) applicable to the Seller Parties enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (a “Governmental Body”), (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (C) contract, agreement, arrangement, commitment, instrument, document or similar understanding (whether written or oral), including a lease, sublease and rights thereunder (“Contract”) or permit, license, certificate, waiver, notice and similar authorization (“Permit”) to which, in the case of (A), (B) or (C), any Seller Party is a party or by which it is bound or any of its assets are subject, or (D) any provision of the organizational documents of Company as in effect on the Closing Date; (ii) result in the imposition of any lien, claim or encumbrance (an “Encumbrance”) upon any assets (including the Shares) owned by Seller; (iii) require any consent under any Contract or organizational document to which any Seller Party is a party or by which it is bound or any of its assets are subject; (iv) require any Permit under any Law or Order other than notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions; or (v) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

(c) Brokers’ Fees. Seller has no liability or obligation to pay any compensation to any broker, finder or agent with respect to the Transactions for which Buyer or the Company could become directly or indirectly liable.

(d) Shares; Seller Information. Seller holds of record and owns beneficially all of the capital stock of the Company, free and clear of any Encumbrances (other than any restrictions on transfer under the Securities Act of 1933 (the “Securities Act”) and state securities Laws). The signature page to this Agreement sets forth the address and state of residence of Seller as of the date hereof. Seller is not a party to any Contract (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of any capital stock of the Company. Seller is not a party to any other Contract with respect to any capital stock of the Company.

2.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Seller Parties that the statements contained in this Section 2.2 are correct and complete on the Closing Date.

(a) Organization of Buyer. Buyer is an entity duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has the relevant entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. There is no pending or (to Buyer’s knowledge) threatened action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding (an “Action”) for the dissolution, liquidation, insolvency or rehabilitation of Buyer.

(b) Power and Authority; Enforceability. Buyer has the relevant entity power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. Buyer has taken all action necessary to authorize its execution and delivery of each Transaction Document to which Buyer is a party, the performance of its obligations thereunder and its consummation of the Transactions. Each Transaction Document to which Buyer is a party has been duly authorized, executed and delivered by Buyer and is enforceable against Buyer in accordance with its terms, subject to the Enforceability Exception.

(c) No Violation; Necessary Approvals. The execution and the delivery by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the Transactions by Buyer will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, Contract or Permit to which Buyer is a party or by which it is bound or any of its assets are subject, or any provision of Buyer’s organizational documents as in effect on the Closing Date, (ii) require any consent under any Contract or organizational document to which Buyer is a party or by which it is bound; or (iii) require any Permit under any Law or Order other than (A) required filings, if any, with the Securities and Exchange Commission and (B) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

(d) Brokers’ Fees. Buyer has no liability or obligation to pay any compensation to any broker, finder or agent with respect to the Transactions.

(e) Litigation. There are no legal or similar proceedings pending, or, to the knowledge of Buyer, threatened against Buyer or to which Buyer is a party relating to this Agreement or the Transactions.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

Each Seller Party, jointly and severally, represents and warrants to Buyer that the statements contained in this ARTICLE 3 are correct and complete on the Closing Date, except as set forth in the schedules the Seller Parties delivered to Buyer on the Closing Date.

3.1 Organization of Company. The Company (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, (c) has the relevant entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted and (d) is not in breach or violation of, or default under, any provision of its organizational documents. The Company has never approved or taken any action, nor is there any pending or (to any Seller Party’s knowledge) threatened Action, seeking or otherwise contemplating the Company’s dissolution, liquidation, insolvency or rehabilitation. The Company owns no interest in any subsidiary, consolidated or otherwise.

3.2 Power and Authority; Enforceability. The Company has the requisite power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. The Company has taken all action necessary to authorize the execution and delivery by it of each Transaction Document to which it is a party, the performance of its obligations thereunder, and the consummation by the Company of the Transactions. Each Transaction Document to which the Company is a party has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, subject to the Enforceability Exception.

3.3 No Violation; Necessary Approvals. Except as listed on Schedule 3.3, the execution and the delivery by Company of this Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation of the Transactions by the Company will not (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, Contract or Permit to which the Company is a party or by which it is bound or any of its assets are subject, or under any provision of the Company’s organizational documents as in effect on the Closing Date, (b) require any consent under any Contract or organizational document to which the Company is a party or by which it is bound or any of its assets are subject, (c) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions, (d) trigger any rights of first refusal, preferential purchase or similar rights or (e) subject the Company or its assets to any Tax (as defined in Section 3.10).

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

3.4 Capitalization. The Company’s authorized capital stock consists of One Thousand Five Hundred (1,500) shares of Common Stock, no par value per share, of which One Hundred (100) shares are issued and outstanding and no shares are held in treasury. All of the issued and outstanding Shares: (a) have been duly authorized and are validly issued, fully paid, and nonassessable, (b) were issued in compliance with all applicable state and federal securities Laws, (c) were not issued in breach or violation of, or did not cause as a result of the issuance thereof a default under, any Contract with or right granted to any other person and (d) are held of record and owned beneficially by the Seller. The Company has no outstanding options, warrants, exchangeable or convertible securities, subscription rights, exchange rights, statutory pre-emptive rights, preemptive rights granted under the Company’s organizational documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any person may be entitled to purchase any security of the Company, and has no obligation to issue any rights or instruments. There are no Contracts with respect to the voting or transfer of any of the Company’s capital stock. The Company is not obligated to redeem or otherwise acquire any of its outstanding capital stock.

3.5 Records. The copies of the Company’s organizational documents that were provided to Buyer are accurate and complete and reflect all amendments made through the date hereof. The Company’s minute books and other records made available to Buyer for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them.

3.6 Financial Information. Set forth on Schedule 3.6 is the financial information of the Company that was provided to the Buyer on December 19, 2007 (the “Financial Information”). The Financial Information presents fairly on a cash basis the Company’s receipts and disbursements for such periods and are consistent with the Company’s books and records.

3.7 Subsequent Events. Except as set forth in Schedule 3.7, since December 1, 2007, the Company has operated in the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency) (“Ordinary Course of Business”), and there have been no events, series of events, or the lack of occurrence thereof that, singularly or in the aggregate, could reasonably be expected to have a material adverse effect, either individually or in the aggregate, on the Company’s business, operations, condition (financial or otherwise), properties, assets, liabilities, rights, obligations or prospects.

3.8 No Undisclosed Liabilities. The Company does not have any liability or obligation (and, to each Seller Party’s knowledge, there is no basis for any present or future Action or Order against the Company giving rise to any material liability or obligation), except for (a) liabilities due to Buyer with respect to the purchase of inventory from Buyer and its Affiliates, (b) liabilities reflected or reserved against in the Financial Information and not paid or discharged prior to Closing and (c) liabilities not reflected or reserved against in the Financial Information which do not (i) result from or relate to any tort, infringement, breach, violation of or default under any Law, Order, Permit or Contract; (ii) arise out of any Action or Order or (iii) exceed $25,000 individually or in the aggregate. The Company has no liability or obligation to pay any compensation to any broker, finder or agent with respect to the Transactions for which Buyer could become directly or indirectly responsible.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

3.9 Legal Compliance.

(a) The Company and each of its predecessors and Affiliates has complied with all applicable Laws and Orders, and no Action is pending or, to each Seller Party’s knowledge, threatened against any of them alleging any failure to so comply. No material expenditures are, or based on any Law, Order or Permit will be, required of the Company or Buyer for the Company and its business and operations to remain in compliance with all Laws, Orders and Permits immediately following the Closing. “Affiliate” with respect to a specified person means any other person who, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person.

(b) None of the Seller Parties has ordered, referred, or requested, directly or indirectly, any items or services from the Company that are subject or entitled to reimbursement in whole or in part by, nor have any of the Seller Parties submitted any claims for reimbursement to, Medicare, Medicaid or any other state or federal healthcare reimbursement program.

(c) Without limiting the generality of the foregoing, the Company is in material compliance with all conditions and standards for participation in the Medicare, Medicaid and TriCare programs. The Company is not operating any aspect of its business under or subject to a plan of correction or corporate integrity agreement with a governmental agency or entity. Neither the Seller nor the Company, nor any employees of the Company, are excluded, suspended, debarred or otherwise ineligible from participation in Federal healthcare programs. Each Seller Party is in compliance, to the extent applicable, with all federal and state laws governing commercial or private third-party payor payments for healthcare services.

(d) The Company operates solely as a sales agent of U.S. medical devices manufactured by Buyer and its Affiliates. The Company has been and is in compliance with all applicable statutes, regulations and policies, if any, of the FDA, the Center for Medicare and Medicaid Services, state regulatory agencies and the TriCare program.

(e) Without limiting the generality of the foregoing, no Seller Party has given or received in violation of any Law any payments or any other remuneration, either directly or indirectly, overtly or covertly, in cash or in kind, in return for receiving or making referrals for the furnishing or arranging for the furnishing of any item or service, or in return for purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item in violation of 42 U.S.C. §1320a 7a and 1320a 7b, commonly known as the “Anti Kickback Statute.” In addition, the Company has not accepted any referral for the provision of any designated health service, or submitted a claim for payment to Medicare or Medicaid for the provision of such services, in violation of 42 U.S.C. §1395nn, commonly known as the “Stark Act” or “Stark II.” No Seller Party has engaged in practices violating the Federal False Claims Act (31 U.S.C. §§3729-3730), HIPAA (defined below) fraud and abuse provisions (18 U.S.C. §1347), and the Civil Monetary Penalties Act (42 U.S.C. §1320a-7a(a), including but not limited to, fraudulent coding practices and the presentation of otherwise fraudulent claims. There have been no compliance concerns found to be substantiated.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

(f) Without limiting the generality of the foregoing, to the extent applicable to the Company, the Company, in its ordinary business operation, has complied and is currently in compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its implementing regulations and with the requirements of all applicable state regulations implementing Title V of the Gramm-Leach-Bliley Act (“GLB”) that are applicable to the Company’s relationship with any Business Associate (as such term is defined in HIPAA and/or GLB). To the extent that the Company has access to Protected Health Information (as such term is defined in HIPAA and/or GLB, “PHI”), and except as necessary to complete the transactions contemplated by this Agreement or for internal management and compliance purposes, the Company has not and shall not use or further disclose PHI other than as permitted or required by HIPAA or as required by Law.

3.10 Taxes. The Company has no unpaid liability or obligation for any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, occupation, customs, ad valorem, duties, franchise, withholding, social security, unemployment, real property, personal property, sales, use, transfer, registration, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not (“Taxes”) as of the Closing Date. Except as set forth in Schedule 3.10-1, the Company has filed when due all required Tax reports and returns in connection with and in respect of its business, assets and employees, and has timely paid and discharged all amounts shown as due thereon. Except as set forth in Schedule 3.10-2, all such Tax returns are true and complete in all material respects. The Seller Parties have made available to Buyer accurate and complete copies of all of the Company’s Tax reports and returns for all periods, except those periods for which returns are not yet due. To each Seller Party’s knowledge, there are no, and there is no basis for any, pending or threatened claims, assessments, notices, deficiencies or audits with respect to any Taxes owed or allegedly owed by the Company. The Company has not received any notice of any Tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with any Governmental Body any Contract now in effect extending the period for assessment or collection of any Taxes against it. Except for Permitted Encumbrances (as defined in Section 3.11), there are no Encumbrances for Taxes upon, or pending or threatened against, the Company. The Company is not subject to any Tax allocation or sharing Contract. The Company (i) has not been a member of an “affiliated group” filing a consolidated federal income Tax return and (ii) has no liability or obligation for the Taxes of any other person under the Code or any regulations promulgated thereunder, as a transferee or successor, by Contract, or otherwise.

3.11 Title to, Sufficiency and Condition of Assets. Set forth on Schedule 3.11 (a) are the assets and properties of the Company (the “Company Assets”) which constitute and include all the assets necessary for the conduct of the Company’s business as currently conducted, (b) there are no material assets used in or relied upon for the conduct of the Company’s business other than the Company Assets, (c) the Company has (and subject to Buyer’s own actions after the Closing, Buyer will have) good, marketable and indefeasible title to, or a valid leasehold interest in, all of the Company Assets, in each case free and clear of any Encumbrances other than (i) statutory, mechanics’ or other liens that were incurred in Company’s Ordinary Course of Business, (ii) Encumbrances that are being contested in good faith and which have been disclosed to Buyer, (iii) liens for Taxes incurred but not yet due and (iv) Encumbrances set forth on Schedule 3.11 (collectively, “Permitted Encumbrances”) and (d) all tangible assets included as part of the Company Assets, whether owned or leased, are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition (subject to normal wear and tear) and are suitable for the purposes for which they are currently used and currently proposed to be used.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

3.12 Real Property. Except as set forth on Schedule 3.12, the Company does not own or lease any real property.

3.13 Intellectual Property. As used in this Agreement, “Intellectual Property” means any rights, licenses, charges, Encumbrances, equities and other claims that any person may have to claim ownership, authorship or invention of, to use, to object to or prevent the modification of or to withdraw from circulation or control the publication or distribution of, any: (a) copyrights in both published works and unpublished works, (b) fictitious business names, trading names, corporate names, registered and unregistered trademarks, service marks and applications, (c) any (i) patents and patent applications and (ii) business methods, inventions and discoveries that may be patentable, (d) computer software or middleware and (e) know-how, trade secrets, confidential information, customer lists, software (source code and object code), technical information, data, process technology, plans, drawings and blue prints. Except as set forth in Schedule 3.13, the Company owns, or possesses legally enforceable rights to use, all Intellectual Property used in its business as currently, or as currently proposed to be, conducted by the Company. The Company’s use of the Intellectual Property in its business as currently conducted (and the operation of its business) does not, and the use of such Intellectual Property by the Company and its Affiliates after Closing (subject to Buyer’s own actions after the Closing) will not, infringe, violate or constitute misappropriation of any rights any other person owns or holds.

3.14 Inventory. The Company’s sole inventory consists of finished goods purchased from Buyer pursuant to the terms of that certain Consulting, Services and Purchasing Agreement by and between Buyer and the Company dated November 1, 2006, as amended (the “CSP Agreement”).

3.15 Contracts. Schedule 3.15 lists each Contract to which the Company is a party. The Company has delivered to Buyer a correct and complete copy of each written Contract (as amended to date) listed in Schedule 3.15 and a written summary setting forth the terms and conditions of each oral Contract referred to in Schedule 3.15. Except as set forth on Schedule 3.15, each such Contract is legal, valid and enforceable and will continue to be legal, valid and enforceable on identical terms following the consummation of the Transactions. Except as set forth in Schedule 3.15, neither the Company nor, to each Seller Party’s knowledge, any of the counter-parties to any such Contract is or has been in (and no event has occurred that, with or without notice or lapse of time, would create or constitute a) breach or violation of, or default under, any of such Contract’s provisions, no event has occurred or likely to occur that, with or without notice or lapse of time, would give the Company or any other party to any Contract the right to either (i) declare a default or exercise any remedy under such Contract, (ii) accelerate the performance of, or payment under, such Contract or (iii) cancel, terminate or modify any such Contract. To each Seller Party’s knowledge, no party to any Contract has repudiated any provision of the Contract. Schedule 3.15 also denotes each such Contract to which Seller or any of its Affiliates is a party.

3.16 Receivables. All of the Company’s receivables, including all Contracts in transit, manufacturers warranty receivables, notes receivable, accounts receivable, trade account receivables, and insurance proceeds receivable (“Receivables”) with respect to sales of Spine Products (****) as of December 26, 2007 are set forth on Schedule 3.16. All of the Receivables as of the Closing Date are valid and enforceable, represent bona fide transactions, arose in the Company’s Ordinary Course of Business and are reflected on the Company’s books and records. Except as set forth on Schedule 3.16, all of the Receivables as of the Closing Date are good and collectible receivables, are current and will be collected in accordance with past practice without any set off, valid defense or counterclaims. No customer or supplier of the Company is entitled to any payment terms.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

3.17 Litigation. Schedule 3.17 sets forth each instance in which the Company (a) is subject to any outstanding Order or (b) is a party to, the subject of or, to any Seller Party’s knowledge, threatened to be made a party to or the subject of, any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding. No Order or Action required to be set forth in Schedule 3.17 questions the validity or enforceability of any Transaction Document or any Transaction, or could result in any material adverse effect on the Company, and no Seller Party has any basis to believe that any such Action may be brought or threatened against the Company.

3.18 Insurance. Schedule 3.18 contains accurate and complete (i) lists of all insurance policies currently carried by the Company, (ii) lists of all insurance loss runs or workers’ compensation claims received for the past three policy years, and (iii) copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to its Contracts and Law. Such insurance policies are currently in full force and effect and will remain in full force and effect through their current terms. No insurance that the Company has ever carried has been canceled nor has any such cancellation been, to any Seller Party’s knowledge, threatened. The Company has never been denied coverage nor has any such denial been, to any Seller Party’s knowledge, threatened.

3.19 Intentionally Omitted.

3.20 Employee Benefits. The Company does not maintain any non-qualified deferred compensation plan, qualified defined contribution retirement plan, qualified defined benefit retirement plan or other material fringe benefit plan or program or to which the Company contributes.

3.21 Intentionally Omitted.

3.22 Permits. Except as set forth on Schedule 3.22, the Company possesses all Permits required to be obtained for its businesses and operations. Schedule 3.22 sets forth a list of all such Permits. Except as set forth in Schedule 3.22, with respect to each such Permit: (a) it is valid, subsisting and in full force and effect; (b) there are no violations of such Permit that would result in a termination of such Permit; (c) the Company has not received notice that such Permit will not be renewed; and (d) the Transactions will not adversely affect the validity of such Permit or cause a cancellation of or otherwise adversely affect such Permit.

3.23 Customers; Suppliers. There have been no customers, resellers, licensees and distributors of the Company that ordered goods and services from the Company with an aggregate value for each such customer of $50,000 or more during the twelve-month period ended November 30, 2007. The Company has not engaged in any “channel stuffing” or similar practices that could have the effect of accelerating revenue from a customer into a current period which will cause a significant reduction of revenue in a future period.

3.24 Accuracy of Information Furnished. No representation, statement or information contained in this Agreement, any of the Transaction Documents or any Contract or other document made available or furnished to Buyer or its representatives by any Seller Party is known to contain any untrue statement of a material fact or to omit any material fact necessary to make the information contained therein not misleading.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 4
COVENANTS

4.1 General. If any time after the Closing any further action is necessary or desirable to effectuate the Transactions as contemplated by this Agreement, each Party will take such further action (including executing and delivering any further instruments and documents, obtaining any Permits and consents and providing any reasonably requested information) as any other Party may reasonably request, all at the requesting Party’s sole cost and expense (unless the requesting Party is entitled to indemnification therefor under ARTICLE 5).

4.2 Confidentiality. For a period of five years following the Closing Date (except with respect to the trade secrets of Company, for which the term of the covenant contained in this Section 4.2 shall be perpetual), Seller will, and will cause each of its respective Affiliates, directors, officers, employees, agents, representatives and similarly situated persons to (a) treat and hold as confidential, and not use or disclose, all of the information possessed by such person concerning the Company, its business, the negotiation or existence and terms of this Agreement and the business affairs of Buyer (“Confidential Information”), except for (i) disclosures to the person’s professional advisors, the actions for which the disclosing person will be responsible, (ii) disclosures required for such person to perform obligations it may have under this Agreement or in enforcing its rights under this Agreement, and (iii) disclosures required by applicable law or order and information that is available to the public on the Closing Date or thereafter becomes available to the public other than as a result of a breach of this Section 4.2, and (b) deliver promptly to Buyer or destroy, at Buyer’s request and option, all tangible embodiments (and all copies) of the Confidential Information which are in such person’s possession. If any person subject to these confidentiality provisions is ever requested or required (by oral or written question or request for information or documents in any Action) to disclose any Confidential Information, Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective Order or waive compliance with this Section 4.2.

4.3 Restrictive Covenants. To assure that Buyer will realize the benefits of the Transactions, Seller agrees that it will not, and will ensure that each of its Affiliates does not:

(a) From the Closing Date until five years after the Closing Date (the “Non-Compete Termination Date”), directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent or independent contractor of, or lender to, any person or business, engage in activities similar to or competitive with the activities conducted by the Company anywhere in the United States; provided, however, that the passive ownership of less than one percent of the ownership interests of an entity having a class of securities that is traded on a national securities exchange or in the over-the-counter market is not a violation of this Section 4.3(a).

(b) From the Closing Date until the Non-Compete Termination Date, directly or indirectly (i) solicit any customers of Buyer or any of its Affiliates for the benefit of any business directly or indirectly in competition with the business of Buyer or any of its Affiliates or (ii) request, advise or induce any person who is a customer, employee, contractor, vendor or lessor of Buyer or any of its Affiliates to withdraw, curtail or cancel the relationship such person has with Buyer or its Affiliate.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

(c) From the Closing Date until the Non-Compete Termination Date, directly or indirectly, for itself or on behalf of another, solicit for employment or engagement as an independent contractor, or for any other similar purpose, any person who was in the six-month period preceding the solicitation, or is at the time of the solicitation, an employee or independent contractor of Buyer or any of Buyer’s Affiliates, other than such person (i) whose employment or independent contractor relationship was terminated by Buyer or its Affiliate or (ii) who independently responded to a general solicitation for employment by such Seller or Seller Affiliate.

Seller acknowledges that the restrictions in this Section 4.3 are reasonable in scope and duration and are necessary to protect Buyer after the Closing. Seller acknowledge that Seller’s breach of this Section 4.3 will cause irreparable damage to Buyer, and upon breach of any provision of this Section 4.3, Buyer will be entitled to injunctive relief, specific performance or other equitable relief without bond or other security; provided, however, that the foregoing remedies will in no way limit any other remedies Buyer may have.

4.4 Litigation Support. So long as any Party actively is contesting or defending against any Action in connection with (a) the Transactions or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each other Party will cooperate with such Party and such Party’s counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as will be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party or one of its Affiliates is entitled to indemnification therefor under ARTICLE 5).

4.5 Post-Closing Cooperation.

(a)After the Closing, upon reasonable notice, Buyer shall furnish or cause to be furnished to Seller and his counsel, auditors and representatives, during normal business hours, such information and assistance relating to the Company’s business (to the extent within the control of Buyer) as is reasonably necessary for (i) financial reporting and accounting matters; (ii) filing of all Tax returns (including amended Tax Returns), and making any election related to Taxes, the preparation for, response to and defense of any audit by any taxing authority; (iii) the prosecution or defense of any proceeding; and (iv) the conduct of any audit or other proceeding involving the Company’s business on or prior to the Closing Date.

(b)Seller shall prepare or cause to be prepared and file or cause to be filed all income tax returns of Company that are filed after the Closing Date with respect to all taxable periods ending on or before the Closing Date.

(c) Buyer shall provide such financial information that is necessary and appropriate to enable Seller Parties to prepare and file their local, state and federal income Tax returns for the Tax year that includes the Closing Date.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

(d) Buyer shall retain all records, schedules, work papers and all other documents relating to the Company’s business in a manner consistent with Buyer’s document retention policy.

(e) Buyer shall pay to Seller the service fee earned by Company from December 1, 2007 through the Closing Date under the CSP Agreement, which service fee shall be payable by Buyer to Seller on or before January 31, 2008.

(f) Following the Closing Date, Buyer shall cause the Company to remit to Seller any payments received by Company with respect to Seller’s Receivables within 10 business days of the Company’s receipt thereof

(g) Following the Closing Date, Seller shall use his reasonable best efforts to assist the Company in obtaining the written consent of the Landlord (defined below) to the sale of the Shares by Seller to Buyer, as required by that certain **** lease agreement dated June 8, 2007 (the “Lease”) by and between the Company and **** (the “Landlord”).

ARTICLE 5
INDEMNIFICATION

5.1 Survival of Representations, Warranties and Covenants. Each representation and warranty of the Parties contained herein and any certificate related to such representations and warranties will survive the Closing and continue in full force and effect until the applicable statute of limitations expires, except the representations and warranties set forth in Sections 2.1, 2.2(a), 2.2(b), 2.2(c), 3.1, 3.2 and 3.4, which will survive the Closing and will continue in full force and effect forever. Each covenant and obligation in this Agreement, and any certificate or document delivered pursuant to this Agreement, will survive the Closing forever. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right or remedy available to any person in connection with the Transactions will be deemed waived by any action or inaction of that person (including consummation of the Transactions, any inspection or investigation, or the awareness of any fact or matter) at any time, whether before, on or after the Closing.

5.2 Indemnification Provisions for Buyer’s Benefit.“Damages” means all losses (including diminution in value), damages and other costs and expenses of any kind or nature whatsoever, whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims, including costs (including reasonable fees and expenses of attorneys, other professional advisors and expert witnesses and the allocable portion of the relevant person’s internal costs) of investigation, preparation and litigation in connection with any Action or threatened Action. The Seller Parties, jointly and severally, will indemnify and hold Buyer and its Affiliates, and their respective officers, directors, managers, employees, agents, representatives, controlling persons, stockholders and similarly situated persons (the “Buyer Indemnified Parties”), harmless from and pay any and all Damages directly or indirectly based upon, resulting from, relating to, arising out of or attributable to any of the following: (a) any breach of any representation or warranty any Seller Party has made in this Agreement; and (b) any breach, violation or default by any Seller Party of any covenant, agreement or obligation of a Seller Party in this Agreement.

5.3 Indemnification Provisions for Seller Parties’ Benefit. Buyer will indemnify and hold each Seller Party and its Affiliates, and their respective officers, directors, managers, employees, agents, representatives, controlling persons, stockholders and similarly situated persons (the “Seller Indemnified Parties” and together with the Buyer Indemnified Parties, the “Indemnified Parties”), harmless from and pay any and all Damages directly or indirectly, based upon, resulting from, relating to, arising out of or attributable to any of the following: (a) any breach of any representation or warranty Buyer has made in this Agreement; and (b) any breach, violation or default by Buyer of any covenant, agreement or obligation of Buyer in this Agreement.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

5.4 Indemnification Claim Procedures.

(a) If any Action is commenced or threatened that may give rise to a claim for indemnification (an “Indemnification Claim”) by a Seller Indemnified Party, then such Seller Indemnified Party will promptly give notice to Buyer. Failure to notify Buyer will not relieve Buyer of any liability that it may have to the Seller Indemnified Party, except to the extent the defense of such Action is materially and irrevocably prejudiced by the Seller Indemnified Party’s failure to give such notice. Buyer may elect, its sole cost and expense, to assume and thereafter conduct the defense of the Indemnification Claim with counsel of Buyer’s choice reasonably satisfactory to the Seller Indemnified Party; provided, however, that Buyer shall have acknowledged in writing Buyer’s unqualified obligation to indemnify the Seller Indemnified Parties as provided hereunder; and provided, further than Buyer will not approve of the entry of any judgment or enter into any settlement or other resolution with respect to the Indemnification Claim without the Seller Indemnified Parties’ prior written approval (which may not be withheld unreasonably). Until Buyer assumes the defense of the Indemnification Claim, the Seller Indemnified Party may defend, negotiate, settle or otherwise deal with the Indemnification Claim in any manner the Seller Indemnified Party reasonably deems appropriate. If the Buyer shall assume the defense of any Indemnification Claim, a Seller Indemnified Party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such Seller Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Buyer if (i) so requested by the Buyer to participate or (ii) in the reasonable opinion of counsel to the Buyer, a conflict or potential conflict exists between the Seller Indemnified Party and the Buyer that would make such separate representation advisable; and provided, further, that the Buyer shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all Seller Indemnified Parties in connection with any such Indemnification Claim. The Parties hereto agree to provide reasonable access to the other to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything contained in this Section 5.4 to the contrary, the Buyer shall not without the written consent of the Seller Indemnified Party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant or claimants and Buyer provide to the Seller Indemnified Party an unqualified release from all liability in respect of such Indemnification Claim. After any final decision, judgment or award shall have been rendered by the applicable Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Seller Indemnified Party and Buyer shall have reached an agreement, in each case with respect to an Indemnification Claim hereunder, the Seller Indemnified Party shall forward to the Buyer notice of any sums due and owing by the Buyer pursuant to this Section 5.4 with respect to such matter and Buyer shall pay all of such sums so due and owing to the Seller Indemnified Party in accordance with Section 5.4(a) by wire transfer of immediately available funds within five (5) business days after the date of such notice. If the Seller Indemnified Party gives Buyer notice of an Indemnification Claim and Buyer does not, within ten (10) days after such notice is given, give notice to the Seller Indemnified Party of its election to assume the defense of such Indemnification Claim and thereafter promptly assume such defense, then Buyer will be bound by any judicial determination made with respect to such Indemnification Claim or any compromise or settlement of such Indemnification Claim effected by the Seller Indemnified Party.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

(b) If any Action is commenced or threatened that may give rise to an Indemnification Claim by a Buyer Indemnified Party, then such Buyer Indemnified Party will promptly give notice to Seller Parties. Failure to notify Seller Parties will not relieve Seller Parties of any liability that it may have to the Buyer Indemnified Party, except to the extent the defense of such Action is materially and irrevocably prejudiced by the Buyer Indemnified Party’s failure to give such notice. Seller may elect, at his sole cost and expense, to assume and thereafter conduct the defense of the Indemnification Claim with counsel of Seller’s choice reasonably satisfactory to the Buyer Indemnified Party; provided, however, that Seller shall have acknowledged in writing Seller’s unqualified obligation to indemnify the Buyer Indemnified Parties as provided hereunder; and provided, further than Seller will not approve of the entry of any judgment or enter into any settlement or other resolution with respect to the Indemnification Claim without the Buyer Indemnified Parties’ prior written approval (which must not be withheld unreasonably). Until Seller assumes the defense of the Indemnification Claim, the Buyer Indemnified Party may defend, negotiate, settle or otherwise deal with the Indemnification Claim in any manner the Buyer Indemnified Party reasonably deems appropriate. If the Seller shall assume the defense of any Indemnification Claim, a Buyer Indemnified Party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such Buyer Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Seller if (i) so requested by the Seller to participate or (ii) in the reasonable opinion of counsel to the Seller, a conflict or potential conflict exists between the Buyer Indemnified Party and the Seller that would make such separate representation advisable; and provided, further, that the Seller shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all Buyer Indemnified Parties in connection with any such Indemnification Claim. The Parties hereto agree to provide reasonable access to the other to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything contained in this Section 5.4 to the contrary, the Seller shall not without the written consent of the Buyer Indemnified Party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant or claimants and Seller provide to the Buyer Indemnified Party an unqualified release from all liability in respect of such Indemnification Claim. After any final decision, judgment or award shall have been rendered by the applicable Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Buyer Indemnified Party and Seller shall have reached an agreement, in each case with respect to an Indemnification Claim hereunder, the Buyer Indemnified Party shall forward to the Seller notice of any sums due and owing by the Seller pursuant to this Section 5.4 with respect to such matter and Seller shall pay all of such sums so due and owing to the Buyer Indemnified Party in accordance with Section 5.4(b) by wire transfer of immediately available funds within five (5) business days after the date of such notice. If the Buyer Indemnified Party gives Seller notice of an Indemnification Claim and Seller does not, within ten (10) days after such notice is given, give notice to the Buyer Indemnified Party of its election to assume the defense of such Indemnification Claim and thereafter promptly assume such defense, then Seller will be bound by any judicial determination made with respect to such Indemnification Claim or any compromise or settlement of such Indemnification Claim effected by the Buyer Indemnified Party.

(c) A claim for any matter not involving a third party may be asserted by notice to the Party from whom indemnification is sought.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

5.5 Limitations on Indemnification Liability. Any claims an Indemnified Party makes under this ARTICLE 5 will be limited as follows: Buyer, on the one hand, and the Seller Parties on the other, will have no liability for money Damages related to breaches of the representations and warranties in Section 2.2 (with respect to Buyer) or Section 2.1 and ARTICLE 3 (with respect to the Seller Parties), unless and until the aggregate Damages related thereto exceed $****; provided, however, that, once aggregate Damages exceed such amount, the applicable Indemnified Parties will be entitled to recover all amounts to which they are entitled in excess of the amount set forth above in this Section 5.5. Notwithstanding anything contained in this Agreement to the contrary, including, without limitation this ARTICLE 5, any payment that Seller is obligated to make to a Buyer Indemnified Party pursuant to the provisions of this ARTICLE 5 or otherwise and any personal liability of Seller (in each case except to the extent arising from breaches of Sections 2.1, 3.1, 3.2, 3.4, 4.1, 4.2, and 4.4 or instances of fraud by any Seller Party) shall be paid and satisfied solely out of the Escrow Fund (as defined in Section 5.6) or offset by Buyer against any payments that might be due to Seller under Section 6.1.

5.6 Escrow. Immediately after Closing, $**** (the “Escrow Amount”) will be placed in an escrow fund (the “Escrow Fund”) for a term of twenty-four (24) months pursuant to an escrow agreement (the “Escrow Agreement”) by and among Buyer, Seller and Well Fargo Bank, N.A. (the “Escrow Agent”) dated as of the date of this Agreement and entered into in connection herewith. The Escrow Fund will be available to compensate the Buyer Indemnified Parties for Damages. The Escrow Fund will be paid out in accordance with the terms of the Escrow Agreement. An Indemnified Buyer Party may not receive any assets from the Escrow Fund unless and until an Officer’s Certificates (as defined in the Escrow Agreement) identifying the relevant Damages have been delivered to the Escrow Agent as provided in the Escrow Agreement. Neither the exercise of nor failure to exercise its rights under this Section 5.6 will constitute an election of remedies or limit Buyer in any matter in the enforcement of any other remedies available to it.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6
EARN OUT

6.1 Earn Out Payments.

(a) Subject to the terms of this ARTICLE 6, Buyer will pay to Seller, as additional consideration for the Shares, the amounts set forth in this Section 6.1. All payments to be made pursuant to this Section 6.1 will be paid in cash by wire transfer of immediately available funds. All calculations required by this Section 6.1 will be made by Company and delivered to Seller. At the time of each such payment, Buyer shall provide a computation of the amounts payable under this Article 6, and Seller will have the right to communicate with, and to review the work papers, schedules, memoranda, and other documents Buyer prepared or reviewed in determining any of the amounts payable under this Section 6.1.

(b) In the event that, within one year of the Closing Date, any **** of the private health care insurers listed on Exhibit A attached hereto agree in writing to make routine payments to Company or its Affiliates for any surgical procedures involving the use of any Spine Products (as defined below) in the United States, except with respect to Medicare and Medicaid and with respect to No Carve Out Cases (as defined in the CSP Agreement) and, pursuant to such written agreement, the amount to be reimbursed for such Coblation device exceeds in each case at least $****, then, on the first anniversary of the Closing Date, Buyer shall pay to Seller an amount equal to $****. Buyer shall promptly notify Seller if any health care insurers listed on Exhibit A agree to make such payments.

(c) In the event that no Seller Party has breached its obligations under Section 4.3 of this Agreement prior to then Non-Compete Termination Date, then, on the Non-Compete Termination Date, Buyer shall pay to Seller an amount equal to $****.

(d) On the second anniversary of the Closing Date, Buyer shall pay to Seller an amount equal to the sum of: (i) ****% of the total dollar amount of the Public Health Insurance Receivables of the Company on the Closing Date that are collected by Buyer during the one-year period following the Closing Date, and (ii) ****% of the total dollar amount of the Public Health Insurance Receivables arising in the United States after the Closing Date and collected by Company or its Affiliates during the two-year period following the Closing Date under the “DiscoCare” tradename. For the purposes of this Agreement, “Public Health Insurance Receivables” means all Spine Product Receivables from sales in the United States from all payors, excluding ****, and “Spine Product(s)” means those products of the Company listed on Exhibit B attached hereto, including any further replacements for such products.

(e) In the event that Public Health Insurance Net Revenue in the United States of the Company associated with the Spine Products (the “Revenue Subset”) exceeds $**** million (the “Threshold”) in any fiscal year of Company ending prior to January 1, 2012 (the “Initial Threshold Year”), then, within 45 days after the end of the Initial Threshold Year, Company shall pay to Seller an amount equal to (i) ****% times the amount that the Revenue Subset for the Initial Threshold Year exceeds the Threshold, up to a maximum of ****% of the Threshold, plus (ii) ****% times the amount that the Revenue Subset exceeds ****% of the Threshold. For the purposes of this Agreement, “Public Health Insurance” means all payors, excluding ****, and “Net Revenue” means such amount determined in accordance with GAAP as invoiced amount minus charges for handling, freight, taxes, C.O.D. charges, insurance, tariffs and duties, cash and trade discounts, rebates, amounts allowed or credited for returns, uncollected or uncollectable amounts, services, and the like.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

(f) In the event that during Company’s fiscal year immediately following the Initial Threshold Year (the “Second Threshold Year”), if any, Buyer will pay to Seller, within 45 days of the end of the Second Threshold Year, an amount equal to: (i) ****% times the amount that the Revenue Subset for the Second Threshold Year exceeds the lesser of $**** million or the Revenue Subset during the Initial Threshold Year (the “Second Threshold”), up to a maximum of ****% of the Second Threshold, plus (ii) ****% times the amount that the Revenue Subset for the Section Threshold Year exceeds ****% of the Second Threshold.

(g) In the event that during Company’s fiscal year immediately following the Second Threshold Year (the “Third Threshold Year”), if any, Company will pay to Seller, within 45 days of the end of the Third Threshold Year, an amount equal to: (i) ****% times the amount that the Revenue Subset for the Third Threshold Year exceeds the lesser of $**** million or the Revenue Subset during the Second Threshold Year (the “Third Threshold”), up to a maximum of ****% of the Third Threshold, plus (ii) ****% times the amount that the Revenue Subset for the Third Threshold Year exceeds ****% of the Third Threshold.

6.2 Resolution of Conflicts. If Buyer and Seller are unable to agree on an amount to be paid pursuant to this Article 6, then (A) for twenty (20) days after the date Buyer receives a letter from Seller detailing its objections to Company’s calculations of such amount, Seller and Buyer will use their reasonable good-faith efforts to agree on such calculation, and (b) lacking such agreement, the matter will be referred to a mutually acceptable independent accounting firm, which will determine the correct amount within sixty (60) days of such referral, which determination will be final and binding on the Parties for all purposes

6.3 Offset. Buyer, acting in good faith, will have the option of setting off all or any part of any Damages a Buyer Indemnified Party suffers by notifying Seller that Buyer is reducing the amount of any payment due to Seller under Section 6.1 by the amount of such Damages.

ARTICLE 7
MISCELLANEOUS

7.1 Entire Agreement. This Agreement, together with the other Transaction Documents and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as provided in ARTICLE 5, there are no third party beneficiaries having rights under or with respect to this Agreement.

7.2 Assignment; Binding Effect. No Party other than Buyer may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, and any such assignment by a Party without prior written approval of the other Parties will be deemed invalid and not binding on such other Parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

7.3 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and must be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the intended recipient at the address set forth for the recipient on the signature page (or to such other address as any Party may give in a notice given in accordance with the provisions hereof). All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery or (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

7.4 Specific Performance; Remedies. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in Travis County, Texas having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies.

7.5 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

7.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

7.7 Resolution of Conflicts and Arbitration.

(a)Except as otherwise provided herein, all disputes arising under this Agreement (“Arbitration Disputes”) will be resolved as follows: first, senior management of Buyer and Seller will meet to attempt to resolve such Arbitration Dispute. If the Arbitration Dispute cannot be resolved by agreement of the Parties, any Party may at anytime make a written demand for binding arbitration of the Arbitration Dispute in accordance with this Section 7.7; provided that the foregoing will not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Arbitration Disputes; and provided further and subject to Section 7.7 that resolution of Arbitration Disputes with respect to claims by third Persons will be deferred until any judicial proceedings with respect thereto are concluded. All Arbitration Disputes shall be settled by arbitration conducted by one arbitrator. Buyer and Seller shall agree on the arbitrator, provided that if Buyer and Seller cannot agree on such arbitrator, either Buyer or Seller can request that Judicial Arbitration and Mediation Services (“JAMS”) select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any Damages shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent and the parties shall be entitled to act in accordance with such decision and the Escrow Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance therewith.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

(b)Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Travis County, Texas under the commercial rules then in effect of JAMS. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys’ fees and costs, reasonably incurred by the other party to the arbitration. For purposes of this Section 7.7, the party seeking indemnification shall be deemed to be the non-prevailing party unless the arbitrator awards the party seeking indemnification more than 50% of the amount in dispute, plus any amounts not in dispute; otherwise, the person against whom indemnification is sought shall be deemed to be the non-prevailing party.

7.8 Amendment; Extensions; Waivers. No amendment, modification, waiver, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing and signed by all of the Parties. Each waiver of a right hereunder does not extend beyond the specific event or circumstance giving rise to the right. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor does any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

7.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any Party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the Parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

7.10 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

7.11 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each Party and delivered to the other Parties. For all purposes of this Agreement, a facsimile signature shall be deemed an original signature.

7.12 Construction. This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The word “person” includes individuals, entities and Governmental Bodies. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

7.13 Schedules. The disclosures in the schedules to this Agreement (the “Schedules”), and those in any supplement thereto, relate only to the representations and warranties in the section or paragraph of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. If there is any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control. Nothing in the Schedules will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedules identify the exception with reasonable particularity and describe the relevant facts in reasonable detail. The mere listing (or inclusion of a copy) of a document or other item in a Schedule will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains to the existence of the document or other item itself).

[SIGNATURE PAGES FOLLOW]

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE
TO
STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date stated in the introductory paragraph of this Agreement.

BUYER:

ARTHROCARE CORPORATION

By: /s/ John T. Raffle
Name: John T. Raffle
Title: Senior Vice President, Strategic Business Units

Address: Building Two
7500 Rialto Boulevard, Suite 100
Austin TX 78735

COMPANY:

DISCOCARE, INC.

By: /s/ Jonathan Cutler
Name: Jonathan Cutler, D.P.M.
Title: President

Address: 1145 Banks Road
Margate, FL 33063

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE

TO

STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date stated in the introductory paragraph of this Agreement.

SELLER:

/s/ Jonathan Cutler
Jonathan Cutler, D.P.M.

Address: 11412 Okeechobee Boulevard,
Suite A
Royal Palm Beach, FL 33411

**** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. Confidential treatment has been requested with respect to the omitted portions.